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Exhibit 5.2

[MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO PC LETTERHEAD]

February 7, 2005

Medical Device Manufacturing, Inc.
200 West 7th Avenue
Collegeville, Pennsylvania 19426

Hogan & Hartson L.L.P
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, Colorado 80202

Ladies and Gentlemen:

        This firm has acted as special local counsel to Texcel, Inc., a Massachusetts corporation (the "Local Guarantor"), in connection with the Exchange Guarantee (defined below). The Exchange Guarantee is issued in connection with the Registration Statement on Form S-4, as amended from time to time (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering by Medical Device Manufacturing, Inc., a Colorado corporation (the "Company"), of up to $175,000,000 in aggregate principal amount of the Company's Series B 10% Senior Subordinated Notes due 2012 (the "Exchange Notes") in exchange for up to $175,000,000 in aggregate principal amount of the Company's outstanding Series A 10% Senior Subordinated Notes due 2012 (the "Senior Subordinated Notes"), and the related guarantee by Local Guarantor of the Exchange Notes on an unsecured, senior subordinated basis (the "Exchange Guarantee"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

        For purposes of the opinions expressed in this letter, which are set forth in paragraphs (i) and (ii) below, we have examined copies of the following documents (the "Documents"):

  1.
  Form of Exchange Guarantee, to be executed and delivered by Local Guarantor subsequent to the date of this Opinion.

  2.
  The Articles of Organization of Local Guarantor with amendments thereto, as certified by the Secretary of State of the Commonwealth of Massachusetts on December 15, 2004, and as certified by the Secretary of Local Guarantor on June 30, 2004, and February 7, 2005, as being complete, accurate and in effect.

  3.
  The Bylaws of Local Guarantor, as certified by the Secretary of Local Guarantor on June 30, 2004, and February 7, 2005, as being complete, accurate and in effect.

  4.
  A certificate as to the legal existence and good standing of Local Guarantor issued by the Secretary of State of the Commonwealth of Massachusetts dated February 2, 2005.

  5.
  Certain resolutions of the Board of Directors of Local Guarantor adopted at a special meeting held on June 30, 2004, as certified by the Secretary of Local Guarantor on June 30, 2004, February 7, 2005, as being complete, accurate and in effect, relating to, among other things, authorization of the Exchange Guarantee, and arrangements in connection therewith; and

  6.
  Secretary's Certificates of Local Guarantor, dated June 30, 2004 and February 7, 2005, as to the incumbency and signatures of certain officers of Local Guarantor.

        Except as specifically set forth herein, we have not reviewed any of the corporate records of Local Guarantor.

        In rendering this opinion we have assumed, without having made any independent investigation of the facts, the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). We also assume that the resolutions described in paragraph 5 above remain in full force and effect as of the date of this opinion. As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        On the basis of such examination of the Documents, our reliance upon the assumptions contained herein, and subject to the limitations and qualifications in this opinion, we are of the opinion under the laws of the Commonwealth of Massachusetts that:

        (i)    Based solely on the certificate described in paragraph 4 above, Local Guarantor is duly incorporated and is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph 4 above under the corporate laws of the Commonwealth of Massachusetts.

        (ii)   The execution, delivery and performance by Local Guarantor of the Exchange Guarantee has been duly authorized by all necessary corporate action of Local Guarantor.

        We are also hereby authorizing you to rely on subparagraph (iii) of our firm's opinion letter dated June 30, 2004, a copy of which is attached hereto as "Exhibit A" (the "Opinion"), solely as it relates to the Indenture (as defined in the Opinion) as of the date of such Opinion, subject to all assumptions, qualifications and limitations contained therein other than the qualifications and limitations contained in the last sentence of the Opinion, which last sentence for purposes of this reliance paragraph shall be deemed to be replaced with the last sentence of the second to last paragraph of this opinion letter solely as it relates to our rendering this opinion to you and for no other purpose.

        We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may any be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein. This opinion is rendered to you in connection with the Registration Statement and is rendered only to Company and Hogan & Hartson, L.L.P. and is solely for their benefit in connection with the Registration Statement and may not be relied upon any other person or in any other context.

        We hereby consent to the filing of this opinion letter and the Opinion as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO, P.C.
MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO, P.C.

2

Exhibit A

[Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. Letterhead]

June 30, 2004

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010

  Re:
  Issuance and Sale by Medical Device Manufacturing, Inc. of $175,000,000
  in Aggregate Principal Amount of 10% Senior
  Subordinated Notes due 2012

Ladies and Gentlemen:

        This firm has acted as special local counsel to Texcel, Inc., a Massachusetts corporation (the "Local Guarantor") in connection with the issuance and sale by Medical Device Manufacturing, Inc., a Colorado corporation (the "Company"), of $175,000,000 in aggregate principal amount of the Company's 10% Senior Subordinated Notes due 2012 (the "Offered Securities"), and the related Guarantee of the Offered Securities by Local Guarantor, pursuant to the Purchase Agreement, dated June 23, 2004 (the "Agreement"), by and among the Company, Local Guarantor, the other guarantors party thereto and Credit Suisse First Boston LLC, as representative of the several purchasers (the "Initial Purchaser"). This opinion letter is furnished to you pursuant to the requirements set forth in Section 5(s) of the Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein that are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein.

        For purposes of the opinions expressed in this letter, which are set forth in paragraphs (i) through (iv) below, we have examined copies of the following documents, all of which, if dated, are dated as of June 30, 2004, except if otherwise indicated below (the "Documents"):

  1.
  Registration Rights Agreement and Joinder to Agreement executed by Local Guarantor, Company and other guarantors party thereto (the "Registration Rights Joinder to Agreement").

  2.
  Agreement and Joinder to Agreement executed by Local Guarantor, Company and other guarantors party thereto (the "Purchase Agreement Joinder to Agreement").

  3.
  Notations of guarantee on the Offered Securities, made by Local Guarantor (the "Guarantee").

  4.
  Indenture, executed by Local Guarantor.

  5.
  [Intentionally Deleted].

  6.
  The Articles of Organization of Local Guarantor with amendments thereto, as certified by the Secretary of State of the Commonwealth of Massachusetts on June 25, 2004, and as certified by the Clerk of Local Guarantor on the date hereof as being complete, accurate and in effect as of the date hereof.

  7.
  The Bylaws of Local Guarantor, as certified by the Clerk of Local Guarantor on the date hereof as being complete, accurate and in effect as of the date hereof.

  8.
  A certificate as to the legal existence and of good standing of Local Guarantor issued by the Secretary of State of the Commonwealth of Massachusetts dated June 21, 2004.

  9.
  Certificate of Good Standing for Local Guarantor, issued by the Secretary of State of the State of Minnesota, dated as of June 22, 2004.

  10.
  Certain resolutions of the Board of Directors of Local Guarantor adopted at a special meeting held on June 30, 2004, as certified by the Clerk of Local Guarantor on the date hereof as being complete, accurate and in effect as of the date hereof, relating to, among other things, authorization of the Purchase Agreement and Joinder to Agreement, the Guarantee, the Indenture, the Registrations Rights Joinder to Agreement, and arrangements in connection therewith; and

  11.
  A certificate of the Clerk of Local Guarantor, dated the date hereof, as to the incumbency and signatures of certain officers of Local Guarantor.

        The Registrations Rights Joinder to Agreement, Purchase Agreement Joinder to Agreement, the Indenture, and the Guarantee are referred to collectively as the "Transaction Documents." Except as specifically set forth herein, we have not reviewed any of the corporate records of Local Guarantor.

        In rendering this opinion we have assumed, without having made any independent investigation of the facts, the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        On the basis of such examination of the Documents, our reliance upon the assumptions contained herein, and subject to the limitations and qualifications in this opinion, we are of the opinion under the laws of the Commonwealth of Massachusetts that:

            (i)  Based solely on the certificate described in paragraph (8) above, Local Guarantor is duly incorporated and is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph (8) above under the corporate laws of the Commonwealth of Massachusetts.

           (ii)  Based solely on our review of the certificate identified in (9) above, Local Guarantor is a foreign corporation qualified to do business in the State of Minnesota under the laws of the State of Minnesota as of the date specified in the certificate.

          (iii)  The execution, delivery and performance by Local Guarantor of the Transaction Documents has been duly authorized by all necessary corporate action of Local Guarantor, and the Transaction Documents have been duly executed and delivered by Local Guarantor.

          (iv)  The execution and delivery by Local Guarantor of the Transaction Documents, and the performance of its obligations thereunder, will not result in a breach or violation of the Articles of Organization cited under (6) above or the By-Laws cited under (7) above of Local Guarantor, or constitute a default under any statute or regulation under any applicable laws in the Commonwealth of Massachusetts.

        We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may any be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein. This opinion is rendered to you in connection with the transactions contemplated by the Transaction Documents and is rendered only to the Initial Purchaser and its permitted successors and assigns under the Transaction Documents and is solely for their benefit in connection with the transactions contemplated by the Transaction Documents and may not be relied upon any other person or in any other context, and may not be furnished to any other person or entity without our prior written consent.

Very truly yours,
/s/ MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO, P.C.
MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO, P.C.

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  Exhibit 5.2